EXHIBIT 4.4

                                                                  EXECUTION COPY

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                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                        ALLOU HEALTH & BEAUTY CARE, INC.

                                       AND

                           THE PURCHASERS NAMED HEREIN

                                  JULY 25, 2000

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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement") by and between Allou Health & Beauty Care, Inc., a Delaware corporation ("Company"), RFE Investment Partners VI, L.P., a Delaware limited partnership ("RFE"), and the other Purchasers named herein from time to time (together with RFE, the "Purchasers") is made as of July 25, 2000.

         WHEREAS, pursuant to that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof by and between the Company and RFE (as amended, restated or otherwise in effect from time to time, the "Purchase Agreement"), RFE has purchased a Class A Common Stock Purchase Warrant dated as of the date hereof convertible into shares of the Class A Common Stock of the Company, $.001 par value, according to the terms and conditions set forth in the Purchase Agreement and in the Warrant; and

         WHEREAS, pursuant to the Purchase Agreement, RFE may purchase additional Warrant(s) at a Second RFE Closing (as defined therein) and an additional investor may also purchase a Warrant at a Subsequent Closing (as defined therein); and

         WHEREAS, pursuant to the Senior Subordinated Note(s) issued by the Company pursuant to the Purchase Agreement (the "Notes"), the holders of the Note(s) may, at the Company's option, receive shares of Class A Common Stock in lieu of interest payments ("Payment-In-Kind Stock" or "PIK Stock") under certain circumstances as set forth in the Note; and

         WHEREAS, it is a condition to the obligations of RFE under the Purchase Agreement that the parties hereto execute this Agreement.

         NOW, THEREFORE, incorporating the foregoing recitals and in consideration of the promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers and the Company agree as follows:

                                    SECTION I

                  RESTRICTIONS ON TRANSFER: REGISTRATION RIGHTS

         1.1      Certain Definitions.  As used in this Agreement:

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means collectively: (i) the Class A Common Stock, as authorized on the date of this Agreement, (ii) the Company's Class B Common Stock, par value $.001 per share, as authorized on the date hereof, (iii) any other common stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, and (iv) any other securities into which or for which any

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of the  securities  described in (i),  (ii),  or (iii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

         "Holder" means any Purchaser who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred pursuant to Section 3.2 hereof.

         "Qualified Public Offering" means the closing of the first underwritten offering after the date hereof by the Company or any of its Subsidiaries (or any successor entity) of its equity securities to the public pursuant to an effective registration statement under the Securities Act, provided that (a) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Company or any of its Subsidiaries exceed $25,000,000 and (b) such Common Stock is listed for trading on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any posteffective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means any Common Stock (i) issued or issuable upon conversion of the Warrants, (ii) any PIK Stock, (iii) any Common Stock held by the Purchasers however acquired or (iv) issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) or (iii) above; provided, however, that such shares will cease to be Registrable Securities when they are sold or saleable pursuant to Rule 144 or otherwise sold to the public; provided further, however, that with respect to holders of at least 2% of the outstanding Common Stock (or securities convertible into Common Stock), such shares will remain Registrable Securities (and will be entitled to exercise rights associated with Registrable Securities hereunder) until such shares are actually sold pursuant to Rule 144 or otherwise sold to the public.

         "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses do not include Selling Expenses or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees of more than one counsel for the Holders.

         "Rule 144" means Rule 144 promulgated under the Securities Act, or any similar successor rule, as the same is in effect from time to time.

         "Rule 145" means Rule 145 promulgated under the Securities Act, or any similar successor rule, as the same is in effect from time to time.

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         "Rule 415" means Rule 415 promulgated  under the Securities Act, or any similar successor rule, as the same is in effect from time to time.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as are in effect from time to time.

         "Selling   Expenses"   means  all   underwriting   discounts,   selling
commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

         "Warrant" means (i) the warrants to purchase shares of Common Stock (subject to adjustment) issued pursuant to the Purchase Agreement (including Warrants issued at a Second RFE Closing or a Subsequent Closing pursuant to the terms of the Purchase Agreement and Warrants issued pursuant to Section 2.12.2 of the Purchase Agreement), and (ii) any equity securities issued or issuable directly or indirectly with respect to the Warrants in connection with a recapitalization, merger, consolidation or other reorganization.

         "Warrant Shares" means any shares of capital stock of the Company issued upon exercise of the Warrants.

         1.2      Registration at RFE's Request.
                  -----------------------------

                  (a) Request for Registration. At any time commencing 180 days after the consummation of a Qualified Public Offering, RFE may request that the Company effect an underwritten registration, qualification or compliance with respect to Registrable Securities, by sending a written notice of such request ("Request") to the Company, then the Company shall:

                           (i) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

                           (ii) as soon as practicable, use its reasonable best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file posteffective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) pursuant to the Request and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such Request in accordance with Section 1.7 hereof, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 20 days after the date the Company mails such written notice.

Provided, however, that the Company will not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this
Section 1.2:

                                    (A) In any jurisdiction in which the Company
                  would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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                                    (B) After the Company has  effected two such
                  registrations pursuant to this Section 1.2 which have been declared or ordered effective; or

                                    (C)  If  the  Company  furnishes  to  RFE  a
                  certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future ("Deferral Right"), (provided, however, that the Company may not exercise this Deferral Right more than once per twelve-month period) in which case, at RFE's option, either: (i) the Company's obligation to use its reasonable best efforts to register, qualify or comply under this Section 1.2 will be deferred for a period not to exceed 90 days from the date of receipt of written request from RFE or (ii) RFE may rescind its Request.

         Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within 90 days, after receipt of the Request from RFE.

                  (b) Underwriting. The right of any Holder to registration pursuant to this Section 1.2 is conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested and to the extent provided herein.

         The Company shall (together with all Holders selling Registrable Securities) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (which underwriter must be reasonably acceptable to RFE). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises RFE in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated, FIRST, among all Holders pro rata, in proportion to the respective amounts of Registrable Securities requested to be included by such Holders in the registration statement and SECOND, only if the Holders have been able to include 100% of the amounts of Registrable Securities initially requested by such Holders, to the Company and all other holders, in proportion, as nearly as practicable, to the respective amounts of securities of the Company requested to be included by them. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation will be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares.

         If any Holder or other holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and RFE. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities and/or other securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities or other securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional
Registrable Securities in the same priority, proportion and manner used in determining the effect of the underwriter limitation in this Section 1.2(b).

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         If the managing  underwriter  has not limited the number of Registrable
Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         1.3      Company Registration
                  --------------------

                  (a) Notice of Registration. If at any time or from time to time, (i) the Company determines to register an offering of any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction or on Form S-4, or (iii) a registration on any registration form that does not permit secondary sales, the Company shall:

                           (i) promptly give to each Holder written notice thereof, and,

                           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each Holder received by the Company within 20 days after the Company mails such written notice, subject to the provisions below.

                  (b) Underwriting. If the offering, to be effected pursuant to this Section 1.3 is to be an underwritten public offering, the right of any Holder to registration pursuant to this Section 1.3 is conditioned upon the participation by such Holder in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Those parties proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders, and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities, and other securities that may be included in the registration and underwriting shall be allocated among the Company, the Holders and the other holders as follows: FIRST to the Company so as to permit the Company to include all shares that the Company desires to sell; SECOND to the Holders pro-rata, in proportion to the respective amount of Registrable Securities requested to be included by such Holders in the registration statement; and THIRD, only if the Holders have been able to include 100% of the amounts of Registrable Securities initially requested by such Holders, to all other holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined with regard to any requirement of a request to be included in such registration) in such registration held by all such other holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to any Holder, or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, such Holder or other holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If by the withdrawal of such Registrable Securities or other securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the

                                      -5-
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underwriters),  then the Company  shall  offer to all Holders who have  included
Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the effect of the underwriter limitation in this Section 1.3(b).

                  (c) Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         1.4 Form S-3 Registration. The Company shall use its reasonable best efforts to qualify for, and remain qualified for, registration on Form S-3. So long as and while the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, RFE will have the right to request registration on Form S-3 at any time and from time to time (all such requests must be in writing and state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares). In case the Company receives from RFE a written request that the Company effect a registration on Form S-3 and any related state securities qualification or blue sky compliance with respect to such an amount of the Registrable Securities owned by RFE, the Company shall:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of RFE's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided however that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.4:
(1) if Form S-3 is not available for such offering by Holder(s); (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less that $250,000; or (3) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its reasonable efforts to register, qualify or comply under this Section 1.4 will be deferred, for a period not to exceed 90 days from the date of receipt of written request from the Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

         Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request from RFE.

         If the registration to be effected pursuant to this Section 1.4 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters selected by the Company and reasonably

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acceptable  to RFE.  In such  event,  the right of any  Holder  to  registration pursuant to this Section 1.4 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among the Holders and other holders as follows: FIRST, among the Holders in proportion to the respective amounts of Registrable Securities requested to be included by each of such Holders in the registration statement and SECOND, only if the Holders have been able to include 100% of the amounts of Registrable Securities initially requested by such Holders, to other holders in proportion, as nearly as practicable, to the amount of securities of the Company requesting to be included by them in such registration. Any Registrable Securities or other securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term
"Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

         1.5 Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 1.2, 1.3, and 1.4 will be borne by the Company; provided, however, that in connection with any registration of securities, the Company will only be responsible for the fees and costs of one counsel for all of the Holders; and, further, provided, that if the Company has already filed one Form S-3 registration during the calendar year pursuant to any Holder's request, if the Holders request a second Form S-3 registration within that same calendar year, the Registration Expenses incurred in connection with such second Form S-3 registration will be borne pro rata by the Holders up to a maximum of $10,000, with the increment above $10,000, if any, to be borne by the Company. All Selling Expenses relating to securities so registered will be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf. The Company will not be required to pay for any expenses of any registration proceeding begun pursuant to Section
1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders withdrawing the request shall bear such expenses), unless, in the case of a registration under Section 1.2, RFE agrees to forfeit its right to one registration under such Section.

         1.6 Lock-up. Each of the Holders hereby agrees not to offer, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person (other than those included in the registration) during the period of time not to exceed 180 days determined by the Board of Directors of the Company upon advice of its managing underwriter, from and after the effective date of the registration statement for a Qualified Public Offering, provided that the obligations of the Holders under this Section 1.6 shall not apply unless each officer and director of the Company, each beneficial owner of 1% or more of each class of the Company's Common Stock and each Holder is bound by similar restrictions. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such shares until the end of such period. The obligations described in this Section 1.6 will not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future.

                  1.7 Registration Procedures. If and whenever the Company is required by the provisions of this Section 1 to use its reasonable best efforts to effect promptly the registration of Registrable Securities the Company shall:

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                  (a)  Prepare  and file  with  the  Commission  a  registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective as provided herein.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities (but for no longer than one hundred eighty (180) days (excluding any period during which sales are suspended pursuant to Section 1.7(d)) subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information)); provided, however, that (i) such period shall be extended for a period of time equal to the period the underwriter recommends that all the Holders refrain from selling the securities included in such registration due to marketing conditions or other conditions which adversely affect the offer and sale of such securities; and (ii) in the case of any registration of Registrable Securities on Form S-3 which is intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective for at least 180 days (excluding any period during which sales are suspended pursuant to Section 1.7(d)), provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                  (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

                  (d) Notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (e) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted.

                  (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities in each case not later than the effective date of such registration.

                  (g) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 1.1 (a) of the Securities Act.

                  (h) In connection with any underwritten public offering pursuant to a registration statement filed pursuant to Section 1.2, 1.3 or 1.4 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions.

                  (i) Each seller of Registrable Securities shall not (until further notice) effect sales of shares covered by any registration statement after receipt of telegraphic, facsimile or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

         1.8 No Other Registration Rights Agreements. The Company represents and warrants that, except as set forth on Schedule 5.1.4 to the Purchase Agreement, it has not entered into any other agreements with any person in any way obligating the Company to provide registration for any of its securities.

         1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, in any prospectus contained therein, or in any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter or their respective agents to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and any other Holders against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder or its agent and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                  (c) Each party entitled to indemnification  under this Section
1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this Section 1.8(c), the Indemnified Party shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation, and the fees and expenses thereof shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof. Notwithstanding the foregoing, the Indemnifying Party shall bear the fees and expenses of only one additional counsel to be retained on behalf of the Indemnified Parties. In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, proceeding or investigation on behalf of the Indemnified Party.

                  (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.10 Information by Holder. The holder or holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such person(s) and the distribution proposed by such person(s) as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) Furnish to any Holder promptly upon request, a written statement as to its compliance with the reporting requirements of Rule 144 of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.12 Termination of Registration Rights. The rights of each Holder under this Section 1 terminate on the tenth anniversary of the date of this Agreement or, if earlier, the date on which such Holder ceases to hold Registrable Securities or Warrants exercisable for Registrable Securities.

                                    SECTION 2

                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         2.1 No Conflicting Agreements. The Company will not grant any registration rights to any third party which conflict with, are superior to or are pari passu with, the rights herein so long as any of the registration rights in this Agreement remain in effect.

                                    SECTION 3

                                  MISCELLANEOUS

         3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, as applied to agreements among New York residents entered into and to be performed entirely within New York.

         3.2      Jurisdiction and Venue.

                           (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and its, his or her property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                           (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any New York State or federal court sitting in New York, New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                           (iii) Each of the parties further agrees that the mailing of any process required by any such court by certified or registered mail, return receipt requested, to the address for notice herein provided shall constitute valid and lawful service of process against him, her or it, without the necessity for service by any other means provided by law.

         3.3 Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER

AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         3.4 Remedies. The Holders are entitled to enforce their rights under this Agreement to recover damages (including reasonable attorneys' fees and costs, whether incurred in litigation, mediation, arbitration, bankruptcy or administrative proceedings or any appeals therefrom) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Company and the Holders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Holder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         3.5 Successors and Assigns, Assignment of Rights. The rights and benefits of a Purchaser hereunder may be assigned to a transferee or assignee in connection with transfer or assignment of any Warrants or Registrable Securities owned by such Purchaser (a) to any person or entity provided that (i) such transfer may be effected in accordance with applicable securities laws, (ii) such transferee or assignee acquires at least 100,000 Warrants or shares of Registrable Securities, (iii) then such transferee or assignee is a mutual fund, bank, institutional investor, or fund, investment partnership or other entity which regularly engages in the purchase or holding of securities which are characterized as "mezzanine securities" or which are otherwise similar to the Notes and the Warrants (provided that this condition shall apply only so long as an Event of Default has not occurred and is not continuing), and (iv) such assignee or transferee executes a written instrument agreeing to be bound by the terms and provisions of this Agreement, (b) to any person or entity which is a majority-owned subsidiary of a Holder or controls, is controlled by or under common control with the Holder, (c) to a member of the Advisory Board of, or to a member of, the Purchaser, (d) to a constituent partner of a Purchaser or the estate of such a constituent partner or a liquidating trust for the benefit thereof or to any affiliated fund of a Purchaser, and (e) to a successor trustee of a Purchaser in its capacity as trustee. Any such transfer or assignment permitted hereby shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.6 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company, the holders of a majority of the Registrable Securities (computed on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Registrable Securities, including the Warrants, including RFE so long as it holds any Registrable Securities or Warrants) and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto, but in no event shall the obligation of any party hereto be materially increased, except upon the written consent of such party. The addition of an additional Purchaser as a party to this Agreement at a subsequent closing shall require the written consent of the Company and RFE, and the execution of a signature page hereto by such Purchaser.

         3.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Purchaser, as indicated on the list of Purchasers attached to the Purchase Agreement, or at such other address as such Purchaser or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Purchaser in writing. All such notices and other written communications shall be effective on the date of facsimile transfer or delivery, or on the date delivery is refused.

         3.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Purchaser (in any capacity hereunder), upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Purchaser (in any capacity hereunder) of any breach or default under this Agreement or any waiver on the part of any Purchaser of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

         3.9 Separability. In case any provision of the Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         3.10  Titles  and   Subtitles.   The  titles  of  the   paragraphs  and
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which together shall constitute one instrument.

         3.12 Aggregation Of Stock. All shares of the Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.13 No Third Party Beneficiaries. Except as set forth in Section 1.9, the covenants and agreements set forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

         3.14 Fees and Expenses. The Company shall pay the reasonable fees and expenses incurred in connection with the enforcement, waiver, modification or amendment of any provision hereof or of any related agreement, including, without limitation, reasonable fees and disbursements of one counsel for the Purchasers. In connection with any proceeding between the Purchasers and the Company with respect to the enforcement of any rights and benefits arising hereunder, the prevailing party shall have its reasonable fees and expenses paid.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered as of the date first written above.

THE COMPANY:               ALLOU HEALTH & BEAUTY CARE, INC.



By:

                             Name: David Shamilzadeh
                             Title: President and Chief Financial Officer

RFE:                       RFE INVESTMENT PARTNERS VI, L.P.
                           By:  RFE Associates VI, LLC, its General Partner



                            By:
                               Name: Howard C. Landis
                               Title: Managing Member